Exhibit 99.1
News Release
Visteon Announces Third-Quarter 2009 Results
Third Quarter Summary
•	Product sales of $1.67 billion
o	Up 13 percent from second quarter 2009

o	Down 17 percent from third quarter 2008
•	Operating performance continues to improve
o	Third straight quarterly improvement

o	Gross margin of $116 million, up 170 percent from third quarter 2008
•	Net loss of $38 million vs. net loss of $188 million in 2008

•	Cash remains strong
o	Quarter-end cash balance of $814 million

o	Operating cash flow of $84 million
VAN BUREN TOWNSHIP, Mich., Oct. 28, 2009 — Visteon Corporation (OTC: VSTN) today announced its third-quarter 2009 results, reporting a net loss of $38 million, or 29 cents per share, on total sales of $1.73 billion. For the third quarter of 2008, Visteon reported a net loss of $188 million, or $1.45 per share, on total sales of $2.12 billion. Adjusted EBITDA, as defined below, for third quarter 2009 was $125 million, compared with $5 million in third quarter 2008.
For the third straight quarter, Visteon’s product sales, gross margin and adjusted EBITDA improved sequentially, reflecting continued benefits from restructuring and cost-saving actions along with increases in OEM vehicle production.
“Despite the difficult operating environment, our third-quarter results reflect the continued efforts of our employees to build a global framework for business success which is focused on serving our customers with innovative products and technologies,” said Donald J. Stebbins, chairman and chief executive officer. “While we believe the global auto industry is recovering from historically low levels of production, there remain challenges as the industry stabilizes.”
Third quarter product sales to Ford Motor Co. and Hyundai-Kia each accounted for 27 percent of total product sales. Renault-Nissan and PSA Peugeot Citroen accounted for about 10 percent and 6 percent of sales, respectively. On a regional basis, Asia accounted for about 36 percent of total product sales, with Europe representing 35 percent, North America 22 percent and the balance in South America.
Third Quarter 2009 Results
For third quarter 2009, total sales were $1.73 billion, including product sales of $1.67 billion and services revenue of $61 million. Product sales decreased by about $340 million, or 17 percent, year-over-year as the impact of foreign currency and divestitures and facility closures reduced sales by about $130 million and $90 million, respectively. Lower production, net of new business, further reduced sales by about $90 million. Aside from the Asian region where sales were largely unchanged from the prior year, Visteon experienced lower sales in all the other major regions in which it operates, reflecting decreased customer production volumes in response to weak global economic conditions.
Gross margin for third quarter 2009 was $116 million, or 6.7 percent of sales, an increase of $73 million compared with $43 million, or 2.0 percent of sales, for the same period a year ago. Favorable cost performance, reflecting ongoing operational efficiencies as well as recently implemented restructuring actions, and foreign currency more than offset the impact of lower production levels.
Selling, general and administrative expense for third quarter 2009 totaled $95 million, a decrease of $43 million, or 31 percent, compared with the same period a year ago, reflecting the benefit of significant headcount and other cost-reduction actions.
For third quarter 2009, the company reported a net loss of $38 million, or 29 cents per share. This compares with a net loss of $188 million, or $1.45 per share, in the same quarter a year ago. Restructuring and reorganization costs of $27 million and $23 million, respectively, were incurred during the quarter while reimbursement from customers totaled $4 million. Third-quarter 2008 results included $42 million of restructuring costs and $19 million of asset impairments and loss on divestiture, along with $39 million of escrow reimbursement.
Equity in net income of non-consolidated affiliates increased $21 million to $26 million in third quarter 2009 as compared to the same period in 2008 largely reflecting continued customer production increases in Asia Pacific. Income tax expense for third quarter 2009 was $18 million compared with $31 million in the same period a year ago. Adjusted EBITDA for third quarter 2009 was $125 million, compared with $5 million for third quarter 2008.
First Nine Months 2009
For the first nine months of 2009, total sales of $4.65 billion were lower by $3.2 billion, or 41 percent, compared with the same period a year earlier. For the first nine months of 2009, Visteon reported a net loss of $148 million, or $1.14 per share, compared with a net loss of $335 million, or $2.59 per share during the first nine months of 2008. Adjusted EBITDA for the first nine months of 2009 was $220 million, compared with $359 million in the same period last year.
Cash Flow and Liquidity
As of September 30, 2009, Visteon had cash balances totaling $814 million, $72 million higher than June 30, 2009 levels.
Cash generated by operating activities totaled $84 million for third quarter 2009, a $244 million improvement over the cash use of $160 million during the same period a year ago. The improvement was attributable to lower net losses, as adjusted for non-cash items, and lower trade working capital outflows. Trade working capital in the third quarter 2009 reflected, among other items, the impact of pre-petition payables that have not been settled. Capital expenditures were $29 million for third quarter 2009, compared with $76 million in third quarter 2008, reflecting the company’s continued management of program investment. Free cash flow, as defined below, was $55 million for third quarter 2009, or $291 million better than 2008 which was a use of $236 million.

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New Business Wins
Visteon continues to win new business despite the difficult economic environment. During the first nine months of 2009, Visteon won more than $400 million in incremental new business. On a regional basis, Asia and North America each accounted for 41 percent of the total, with Europe accounting for the remaining 18 percent.
Visteon is a leading global automotive supplier that designs, engineers and manufactures innovative climate, interior, electronic and lighting products for vehicle manufacturers, and also provides a range of products and services to aftermarket customers. With corporate offices in Van Buren Township, Mich. (U.S.); Shanghai, China; and Chelmsford, UK; the company has facilities in 26 countries and employs approximately 30,000 people.
Forward-looking Information
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, including, but not limited to,
•	the potential adverse impact of the Chapter 11 proceedings on our business, financial condition or results of operations, including our ability to maintain contracts and other customer and vendor relationships that are critical to our business and the actions and decisions of our creditors and other third parties with interests in our Chapter 11 proceedings;

•	our ability to maintain adequate liquidity to fund our operations during the Chapter 11 proceedings and to fund a plan of reorganization and thereafter, including obtaining sufficient debtor-in-possession and “exit” financing; maintaining normal terms with our vendors and service providers during the Chapter 11 proceedings and complying with the covenants and other terms of our financing agreements;

•	our ability to obtain court approval with respect to motions in the Chapter 11 proceedings prosecuted from time to time and to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceedings and to consummate all of the transactions contemplated by one or more such plans of reorganization or upon which consummation of such plans may be conditioned;

•	conditions within the automotive industry, including (i) the automotive vehicle production volumes and schedules of our customers, and in particular Ford’s and Hyundai/Kia’s vehicle production volumes, (ii) the financial condition of our customers or suppliers and the effects of any restructuring or reorganization plans that may be undertaken by our customers or suppliers or work stoppages at our customers or suppliers, and (iii) possible disruptions in the supply of commodities to us or our customers due to financial distress or work stoppages;

•	general economic conditions, including changes in interest rates and fuel prices; the timing and expenses related to internal restructurings, employee reductions, acquisitions or dispositions and the effect of pension and other post-employment benefit obligations;

•	increases in raw material and energy costs and our ability to offset or recover these costs, increases in our warranty, product liability and recall costs or the outcome of legal or regulatory proceedings to which we are or may become a party; and

•	those factors identified in our filings with the SEC (including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2008).
The risks and uncertainties and the terms of any reorganization plan ultimately confirmed can affect the value of our various pre-petition liabilities, common stock and/or other securities. No assurance can be

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given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. A plan of reorganization could result in holders of our liabilities and/or securities receiving no value for their interests. Because of such possibilities, the value of these liabilities and/or securities is highly speculative. Accordingly, we urge that caution be exercised with respect to existing and future investments in any of these liabilities and/or securities. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our view only as of the date of this release, and which we assume no obligation to update. The financial results presented herein are preliminary and unaudited; final financial results will be included in the company’s Quarterly Report on Form 10-Q for the fiscal quarter ended Sept. 30, 2009.
Use of Non-GAAP Financial Information
This press release contains information about Visteon’s financial results which is not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this press release.
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Visteon news releases, photographs and product specification details are available at www.visteon.com
Contacts:
Media:
Jim Fisher
734-710-5557
jfishe89@visteon.com
Investors:
Steve Ward
734-710-5800
sward8@visteon.com

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VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions, Except Per Share Data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2009	2008	2009	2008
Net sales
Products	$1,672	$2,010	$4,449	$7,530
Services	61	110	205	361

	1,733	2,120	4,654	7,891

Cost of sales
Products	1,557	1,968	4,211	7,064
Services	60	109	202	358

	1,617	2,077	4,413	7,422

Gross margin	116	43	241	469

Selling, general and administrative expenses	95	138	300	442
Restructuring expenses	27	42	72	117
Reimbursement from escrow and accommodation agreements	4	39	66	81
Reorganization items	23	—	30	—
Deconsolidation gain	—	—	95	—
Asset impairments and loss on divestitures	—	19	—	70

Operating loss	(25)	(117)	—	(79)

Interest expense, net	6	38	102	122
Equity in net income of non-consolidated affiliates	26	5	52	35

Loss before income taxes	(5)	(150)	(50)	(166)

Provision for income taxes	18	31	63	131

Net loss	(23)	(181)	(113)	(297)

Net income attributable to noncontrolling interests	15	7	35	38

Net loss attributable to Visteon	$(38)	$(188)	$(148)	$(335)

Per share data:

Net loss per share attributable to Visteon	$(0.29)	$(1.45)	$(1.14)	$(2.59)

Average shares outstanding (millions)
Basic	129.4	129.4	129.4	129.5
Diluted	129.4	129.4	129.4	129.5

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)

	(Unaudited)
	September 30	December 31
	2009	2008
ASSETS

Cash and equivalents	$712	$1,180
Restricted cash	102	—
Accounts receivable, net	1,126	989
Inventories, net	360	354
Other current assets	224	249

Total current assets	2,524	2,772

Property and equipment, net	2,039	2,162
Equity in net assets of non-consolidated affiliates	266	220
Other non-current assets	78	94

Total assets	$4,907	$5,248

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Short-term debt, including current portion of long-term debt and debt in default	$136	$2,697
Accounts payable	952	1,058
Accrued employee liabilities	159	228
Other current liabilities	262	288

Total current liabilities	1,509	4,271

Long-term debt	66	65
Employee benefits	416	1,031
Deferred income taxes	149	139
Other non-current liabilities	340	365
Liabilities subject to compromise	3,126	—

Shareholders’ deficit:
Preferred stock (par value $1.00, 50 million shares authorized, none outstanding)	—	—
Common stock (par value $1.00, 500 million shares authorized, 131 million shares issued, 130 million and 131 million shares outstanding, respectively)	131	131
Stock warrants	127	127
Additional paid-in capital	3,407	3,407
Accumulated deficit	(4,852)	(4,704)
Accumulated other comprehensive income	201	157
Other	(5)	(5)

Total Visteon shareholders’ deficit	(991)	(887)
Noncontrolling interests	292	264

Total shareholders’ deficit	(699)	(623)

Total liabilities and shareholders’ deficit	$4,907	$5,248

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2009	2008	2009	2008
Operating Activities

Net loss	$(23)	$(181)	$(113)	$(297)
Adjustments to reconcile net loss to net cash provided from operating activities:
Depreciation and amortization	93	102	255	327
Deconsolidation gain	—	—	(95)	—
Asset impairments and loss on divestitures	—	19	—	70
Equity in net income of non-consolidated affiliates, net of dividends remitted	(26)	(4)	(46)	(30)
Reorganization items	23	—	30	—
Other non-cash items	(9)	(15)	(17)	(58)
Changes in assets and liabilities:
Accounts receivable and retained interests	(103)	239	(142)	204
Inventories	(18)	1	6	(16)
Accounts payable	114	(302)	50	(259)
Other	33	(19)	(79)	(94)

Net cash provided from (used by) operating activities	84	(160)	(151)	(153)

Investing Activities

Capital expenditures	(29)	(76)	(87)	(230)
Cash associated with deconsolidation	—	—	(11)	—
Proceeds from divestitures and asset sales	1	6	5	65
Other	—	1	—	5

Net cash used by investing activities	(28)	(69)	(93)	(160)

Financing Activities

Short-term debt, net	(5)	(10)	(24)	24
Cash restriction	(7)	—	(102)	—
Proceeds from issuance of debt, net of issuance costs	—	—	56	185
Principal payments on debt	—	(46)	(119)	(78)
Repurchase of unsecured debt securities	—	—	—	(337)
Other, including book overdrafts	2	(30)	(56)	(62)

Net cash used by financing activities	(10)	(86)	(245)	(268)

Effect of exchange rate changes on cash	19	(58)	21	(44)

Net increase (decrease) in cash and equivalents	65	(373)	(468)	(625)

Cash and equivalents at beginning of period	647	1,506	1,180	1,758

Cash and equivalents at end of period	$712	$1,133	$712	$1,133

VISTEON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in Millions)
(Unaudited)
In this press release the Company has provided information regarding certain non-GAAP financial measures including “Adjusted EBITDA “and “free cash flow.” Such non-GAAP financial measures are reconciled to their closest US GAAP financial measure in the schedules below.
Adjusted EBITDA: Adjusted EBITDA represents net income (loss) attributable to Visteon before net interest expense, provision for income taxes and depreciation and amortization and excludes asset impairments, non-operating gains and losses, net unreimbursed restructuring expenses and other reimbursable costs, and reorganization items. Management believes Adjusted EBITDA is useful to investors because the excluded items may vary significantly in timing or amounts and/or may obscure trends useful in evaluating and comparing the Company’s continuing operating activities.

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2009	2008	2009	2008
Net loss	$(38)	$(188)	$(148)	$(335)
Interest expense, net	6	38	102	122
Provision for income taxes	18	31	63	131
Depreciation and amortization	93	102	255	327
Asset impairments, loss on divestitures and deconsolidation gain	—	19	(95)	70
Restructuring and other related costs	27	42	79	125
Reimbursement from escrow and accommodation agreements	(4)	(39)	(66)	(81)
Reorganization items	23	—	30	—

Adjusted EBITDA	$125	$5	$220	$359

Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income (loss) as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. Because not all companies use identical calculations this presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Additionally, Adjusted EBITDA is not intended to be a measure of cash flow available for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements.
Free Cash Flow: Free cash flow represents cash flow from operating activities less capital expenditures. Management believes that free cash flow is useful in analyzing the Company’s ability to service and repay its debt, for planning and forecasting future periods and as a measure for compensation purposes.

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2009	2008	2009	2008
Cash provided from (used by) operating activities	$84	$(160)	$(151)	$(153)
Capital expenditures	(29)	(76)	(87)	(230)

Free cash flow	$55	$(236)	$(238)	$(383)

Free cash flow is not a recognized term under GAAP and does not reflect cash used to service debt and does not reflect funds available for investment or other discretionary uses.